As filed with the Securities and Exchange Commission on June 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solid Biosciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0943402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Rutherford Avenue, Third Floor Charlestown, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2020 Equity Incentive Plan, as amended

(Full title of the plan)

Alexander Cumbo

President and Chief Executive Officer

Solid Biosciences Inc.

500 Rutherford Avenue, Third Floor

Charlestown, Massachusetts 02129

(Name and address of agent for service)

(617) 337-4680

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the Amended and Restated 2020 Equity Incentive Plan, as amended, of Solid Biosciences Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Amended and Restated 2020 Equity Incentive Plan, as amended, has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No.  333-241370, filed with the Securities and Exchange Commission on August 6, 2020 by the Registrant, relating to the Registrant’s 2020 Equity Incentive Plan, (ii) the Registration Statement on Form S-8, File No. 333-258856, filed with the Securities and Exchange Commission on August 16, 2021 by the Registrant, relating to the Registrant’s 2020 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, Inducement Stock Option Awards (March 2021 – August 2021) and Inducement Restricted Stock Unit Award (August 2021), (iii) the Registration Statement on Form S-8, File No. 333-268643, filed with the Securities and Exchange Commission on December 2, 2022 by the Registrant, relating to the Registrant’s Amended and Restated 2020 Equity Incentive Plan, Inducement Stock Option Awards (December 2022) and Inducement Restricted Stock Unit Awards (December 2022), (iv) the Registration Statement on Form S-8, File No.  333-270765, filed with the Securities and Exchange Commission on March 23, 2023 by the Registrant, relating to the Registrant’s Amended and Restated 2020 Equity Incentive Plan, and (v) the Registration Statement on Form S-8, File No. 333-277869, filed with the Securities and Exchange Commission on March 13, 2024 by the Registrant, relating to the Registrant’s Amended and Restated 2020 Equity Incentive Plan, Amended and Restated 2021 Employee Stock Purchase Plan and 2024 Inducement Stock Incentive Plan, and, in each case, except for Item 8, Exhibits.

Item 8.	Exhibits

Number	Description

4.1*	Certificate of Incorporation of the Registrant, as amended

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-222763) filed with the Securities and Exchange Commission on January 29, 2018)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages of this registration statement)

99.1*	Amended and Restated 2020 Equity Incentive Plan, as amended

107*	Calculation of Filing Fee Tables

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlestown, Commonwealth of Massachusetts, on this 11th day of June, 2024.

SOLID BIOSCIENCES INC.

By:	/s/ Alexander Cumbo
Alexander Cumbo
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Solid Biosciences Inc., hereby severally constitute and appoint Alexander Cumbo, Kevin Tan and David Howton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Solid Biosciences Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alexander Cumbo Alexander Cumbo	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2024

/s/ Kevin Tan Kevin Tan	Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2024

/s/ Ian F. Smith Ian F. Smith	Chairman of the Board	June 11, 2024

/s/ Martin Freed Martin Freed	Director	June 11, 2024

/s/ Ilan Ganot Ilan Ganot	Director	June 11, 2024

/s/ Clare Kahn Clare Kahn	Director	June 11, 2024

/s/ Georgia Keresty Georgia Keresty	Director	June 11, 2024

/s/ Sukumar Nagendran Sukumar Nagendran	Director	June 11, 2024

/s/ Adam Stone Adam Stone	Director	June 11, 2024

/s/ Lynne Sullivan Lynne Sullivan	Director	June 11, 2024

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